EXHIBIT 10.1

English summary of the Lease Agreement, dated September 13, 2012, between the Israeli Land Authority (the “Landlord”), as landlord, and Mapi - Pharma Ltd. (the “Company”), as tenant (the “Lease”).

•	Premises Covered by the Lease: Under the Lease, approximately 8,547 square meters (approximately 92,000 square feet) of land, located in Ramat Hovav, Israel, is leased to the Company (the “Premises”).

•	Permitted Use of Lease Premises: Medicine Production Plant.

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Payment: Company shall pay the Premises rental fees at their present value upfront for the full duration of the Lease an amount of approximately NIS 428,000. Such payment may need to be supplemented, in accordance with the agreement, subject to the appreciation of the property value.

•	Terms of the Lease: The term of the Lease is deemed retroactively to have commenced on August 28, 2012, the date of the transaction approval, and terminates on August 27, 2061.

•	Termination: The Landlord is entitled to terminate the Lease in the event that the Company has not completed the construction of the Plant by August 27, 2015.